UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2013

NUVERRA ENVIRONMENTAL

SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14646 N. Kierland Blvd., Suite 260, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Nuverra Environmental Solutions, Inc.’s (formerly Heckmann Corporation) (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) held on May 16, 2013, four matters were submitted to a vote of the stockholders, which matters are described in greater detail in the Company’s definitive proxy statement dated April 5, 2013 for the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

At the Annual Meeting, the stockholders approved the following four matters: (1) elected the three nominees for Class III director receiving the highest number of “FOR” votes at the Annual Meeting, (2) ratified the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, (3) approved the compensation of the Company’s named executive officers, and (4) approved the proposed amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Nuverra Environmental Solutions, Inc.” The Company’s bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Notwithstanding the vote required by the Company’s bylaws, Proposal 3 (an advisory vote on executive compensation) is an advisory vote only and is not binding on the Company.

The results of the vote were as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to each serve a three-year term expiring on the date of the annual meeting of stockholders of the Company to be held in 2016 or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld
Richard J. Heckmann	151,833,561	2,965,921
Alfred E. Osborne, Jr.	153,506,900	1,292,582
Kevin L. Spence	154,331,410	468,072

Proposal 2

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as described in the proxy materials was approved with approximately 99.44% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.41% of the shares voting against the proposal.

For	Against	Abstain
224,293,716	926,101	317,443

Proposal 3

An advisory vote on the approval of the compensation of named executive officers of the Company as described in the proxy materials was taken, and such compensation was approved with approximately 98.40% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.26% of the shares voting against the proposal.

For	Against	Abstain	Broker Non-Votes
152,331,955	1,953,009	514,518	70,737,778

Proposal 4

The proposal to approve the amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Nuverra Environmental Solutions, Inc.”, was approved with approximately 98.92% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.79% of the shares voting against the proposal.

For	Against	Abstain
223,102,375	1,796,347	638,538

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: May 20, 2012	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer